EXHIBIT 21.1

Subsidiaries of APi Group Corporation

Legal Name	Jursidiction
2570889 Ontario Inc.	Canada
3S Incorporated	Indiana
6232698 Canada Inc. (Direct Fire Protection Systems)	Canada
A. P. I. Inc.	Minnesota
A.P.I. Garage Door, Inc.	Minnesota
ABATECO, Inc.	Minnesota
AED-Partner International B.V.	Netherlands
All State Fire Equipment of WNY, LLC	New York
American Fire Protection Group, Inc.	Minnesota
American Fire Systems	Qatar
APi Acquisition IV, Inc.	Minnesota
APi Acquisition V, Inc.	Minnesota
APi Acquisition, Inc.	Minnesota
APi Facilities Management, Inc.	Minnesota
APi Group Corporation	Delaware
APi Group DE, Inc.	Delaware
APi Group Dutch Holdco B.V.	Netherlands
API Group Headquarters LLC	Minnesota
APi Group Holdings Canada ULC	Canada
APi Group, Inc.	Minnesota
APi Indiana Inc.	Minnesota
APi International (Hong Kong) Limited	Hong Kong
APi International (Macau) Limited	Macau
APi International, LLC	Minnesota
APi National Service Group, Inc.	Minnesota
APi Nuclear, Inc.	Minnesota
APi Real Estate, LLC	Minnesota
Atlantic Alarm & Sound, Inc.	Canada
Blumaco Industries BVBA	Belgium
Boldt/Jamar LLC	Minnesota
Brand & Industriskydd I Mellansverige AB	Sweden
Brandbeveiliging Alkmaar BV	Netherlands
Brannvern-service Alesund AS	Norway
CanAm Fire Protection, Inc.	Canada
Classic Industrial Services, Inc.	Delaware
Clinitec BVBA	Netherlands
Cogswell Sprinkler Co. Inc.	Massachusetts
Cream Ridge Construction Co., Inc.	New Jersey
Creamer Jingoli LLC	New Jersey
Creamer Sanzari JV	New Jersey
Cura Preventie BV	Netherlands
Davis-Ulmer Sprinkler Company, Inc.	New York
De Groene Vlam BVBA	Belgium
De Vries Branbeveiliging BV	Netherlands
Delta Fire Systems, Inc.	Utah
Fire Safety First BV	Netherlands
FoamXpert BV	Netherlands
Forbes Fire Protection Services Inc.	Canada
Gordon United LLC	Minnesota
Grunau Company of Indiana, LLC	Wisconsin
Grunau Company, Inc.	Wisconsin
Guymon Inspection Services, Inc.	Canada
Heat Trace Services, Inc.	Alaska
Hephaestus II Ltd.	Netherlands
Hephaestus III B.V.	Netherlands
Hugen Branbeveiliging en Adviesbureau BV	Netherlands

ICS, Inc.	North Dakota
International Fire Protection, Inc.	Alabama
Island Fire Sprinkler, Inc.	New York
Island Fire Sprinkler-NYC, LLC	New York
J. Fletcher Creamer & Son, Inc.	New Jersey
Jomax Construction Company, Inc.	Kansas
K & M Fire Protection Services, Inc.	Connecticut
K&M Fire N.Y.C., LLC	New York
Knowsley SK Holding Ltd.	UK
Knowsley SK Ltd.	UK
LeJeune Steel Company	Minnesota
Metropolitan Mechnical Contractors, Inc.	Minnesota
Mid-Ohio Pipeline Company Inc.	Ohio
Mid-Ohio Pipeline Services, LLC	Ohio
MMC Holdings, LLC	Minnesota
MP Mobile Solutions, LLC	Minnesota
MP Nexlevel of California, Inc.	Minnesota
MP Nexlevel, LLC	Minnesota
MP Technologies, LLC	Minnesota
Nexlevel, Inc.	Minnesota
Nexus Alarm & Suppression, Inc.	Wyoming
Noha AB	Sweden
Noha Norway AS	Norway
Noha Sweden AB	Sweden
Northland Constructors of Duluth, Inc.	Minnesota
NYCO, Inc.	Minnesota
Princeville B.V.	Netherlands
PSL Supply, LLC	New York
Safe Brannvern AS	Norway
Saval BV	Netherlands
Saval NV	Belgium
Secunova AB	Sweden
Secunova Gruppen AB	Sweden
Security Fire Protection Company, Inc.	Tennessee
Simplus Brandblusapparaten BV	Netherlands
SK FireSafety Group BV	Netherlands
SK Noord BV	Netherlands
Somati Systems NV	Belgium
Sprinkler Acquisition LLC	Minnesota
STAK AED-Partner International	Netherlands
Summit Pipeline Services ULC	Canada
T. Texas Sprinkler, L.P.	Texas
Technologies, Inc.	Minnesota
Tessier’s Inc.	South Dakota
TEXASSPRINKLER, LLC	Arkansas
The Jamar Company	Minnesota
Three S. Inc. de Mexico S de RL de CV	Mexico
TL Nexlevel Companies, LLC	Minnesota
TLR Consulting, Inc.	Minnesota
Torren Group, Inc	Minnesota
Train Oilfield Services LTD	Canada
United Piping, Inc.	Minnesota
United States Alliance Fire Protection, Inc.	Delaware
Viking Automatic Sprinkler Company	Minnesota
Vipond Fire Protection Limited	Scotland
Vipond Inc.	Canada
Vita Nova Supra NV	Netherlands
Vivestra Brandskydd AB	Sweden
Vivon Nederland B.V.	Netherlands
W&M Sprinkler Company, Inc.	New York
W&M Sprinkler-NYC, LLC	New York
Western States Fire Protection Company	Minnesota

Wright Service Center, LLC	Minnesota